SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                      E.I. du Pont de Nemours and Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                                        DuPont
                                        1007 Market Street
                                        Wilmington, DE 19898

                                        Chairman and
                                        Chief Executive Officer

[LOGO]



ANNUAL MEETING - APRIL 30, 2003


March 21, 2003


Dear Stockholder:

You are invited to attend the Company's 2003 Annual Meeting on Wednesday, April 30, 2003, at 10:30 a.m. in the DuPont Theatre, DuPont Building, Wilmington, Delaware.

The enclosed Notice of Annual Meeting and Proxy Statement provide information about the governance of our Company and describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of the Company's business and an opportunity for you to express your views on subjects related to the Company's operations.

To make it easier for you to vote your shares, you have the choice of voting over the Internet, by telephone, or by completing and returning the enclosed proxy card. The proxy card describes your voting options in more detail. In any case, you may request a ticket for the meeting. If you need special assistance because of a disability, please contact the DuPont Stockholder Relations Office at 302-773-3407.

The Annual Meeting gives us an opportunity to review the actions the Company is taking to achieve our mission of sustainable growth. We appreciate your ownership of DuPont, and I hope you will be able to join us on April 30 for the Company's first Annual Meeting of our third century.


Sincerely,


/s/ Charles Holliday

C. O. Holliday, Jr.




E.I. du Pont de Nemours and Company

                                                                  March 21, 2003



To the Holders of Common Stock of
    E. I. du Pont de Nemours and Company




                            NOTICE OF ANNUAL MEETING



The Annual Meeting of Stockholders of E. I. DU PONT DE NEMOURS AND COMPANY will be held on Wednesday, APRIL 30, 2003, at 10:30 a.m. local time, in the DuPont Theatre in the DuPont Building, 1007 Market Street, Wilmington, Delaware. The meeting will be held to consider and act upon the election of directors, the ratification of independent accountants, stockholder proposals described in the Proxy Statement and such other business as may properly come before the meeting.

Holders of record of DuPont Common Stock at the close of business on March 10, 2003, are entitled to vote at the meeting.

This notice and the accompanying proxy materials are sent to you by order of the Board of Directors.




                                                         /s/ Louise B. Lancaster


                                                             Louise B. Lancaster
                                                                  Secretary


            ---------------------------------------------------------
              YOUR VOTE IS IMPORTANT. THERE ARE THREE WAYS TO VOTE:

                 o  By Internet, or

                 o  By telephone, or

                 o  Sign, date and return your proxy card in the
                    enclosed envelope as soon as possible.
            ---------------------------------------------------------

Registered stockholders and holders of shares in the Company's U.S. employee benefit plans may access their proxy materials electronically next year by visiting the Internet web site http://www.econsent.com/dd. Stockholders with brokerage accounts can determine if their brokers offer electronic delivery by visiting http://www.icsdelivery.com.

                    2003 ANNUAL MEETING OF STOCKHOLDERS

                           Proxy Statement


                           General Information                                 1

                           Governance of the Company                           3

                               Board of Directors                              3
                                 Corporate Governance Guidelines               3
                                 Committees of the Board                       6
                                 Committee Membership                          7
                               Office of the Chief Executive                   7
                               Audit Committee Report                          8
                               Directors' Compensation                         9

                           Election of Directors                              10

                               Nominee Biographies                            10

                           Other Information

                               Ownership of Company Stock                     13
                               Compensation Committee Report on
                                 Executive Compensation                       15
                               Summary Compensation Table                     19
                               Stock Option Grants                            20
                               Option Exercises/Year-End Values               21
                               Stock Performance                              22
                               Retirement Benefits                            23

                               Ratification of Independent Accountants        24

                               Stockholder Proposal on

                                  Directors' Board Service                    25
                                  Employment Matters                          26

                               Audit Committee Charter                       A-1
                               Compensation Committee Charter                B-1
                               Corporate Governance Committee Charter        C-1

                                 PROXY STATEMENT

The enclosed proxy material is being sent at the request of the Board of Directors of E. I. du Pont de Nemours and Company to encourage you to vote your shares at the Annual Meeting of Stockholders to be held April 30, 2003. This Proxy Statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares.

The Company's 2002 Annual Report on SEC Form 10-K, containing management's discussion and analysis of financial condition and results of operations of the Company and the audited financial statements, and this Proxy Statement were distributed together beginning March 21, 2003.


                               GENERAL INFORMATION




WHO MAY VOTE

All holders of record of DuPont Common Stock as of the close of business on March 10, 2003 (the record date) are entitled to vote at the meeting. Each share of stock is entitled to one vote. As of the record date, 995,936,650 shares of DuPont Common Stock were outstanding. A majority of the shares voted in person or by proxy is required for the approval of each of the proposals described in this Proxy Statement. Abstentions and broker non-votes are not counted in the vote.

HOW TO VOTE

Even if you plan to attend the meeting you are encouraged to vote by proxy. You may vote by proxy in one of the following ways:

o  By Internet at the address listed on the proxy card.

o  By telephone using the toll-free number listed on the proxy card.

o By returning the enclosed proxy card (signed and dated) in the envelope provided.

When you vote by proxy, your shares will be voted according to your instructions. If you sign your proxy card but don't specify how you want your shares to be voted, they will be voted as the Board of Directors recommends. You can change or revoke your proxy by Internet, telephone or mail at any time before the polls close at the Annual Meeting.

SHARES HELD IN SAVINGS AND
STOCK PURCHASE PLANS

If you participate in one of the following plans, your voting instruction card will include the shares you hold in the plan:

  DuPont Flooring Systems, Inc. 401(k) Plans
  DuPont 401(k) and Profit Sharing Plan for
   DuPont Holographics, Inc.,
   Polar Vision, Inc. and DuPont Displays
  DuPont Powder Coatings USA
   Profit Sharing Plan
  DuPont Savings and Investment Plan
  DuPont Specialty Grains Retirement and
   Savings Plan
  Pioneer Hi-Bred International, Inc.
   Savings Plan
  Pioneer Hi-Bred International, Inc. Stock
   Purchase Plan for Employees
  Protein Technologies International, Inc.
   Savings Investment Plan
  Thrift Plan for Employees of Sentinel
   Transportation Company

The plan trustees will vote according to the instructions received on your proxy. If proxies for shares in savings plans are not received by Internet, telephone or mail, those shares will be voted at the discretion of the trustees. Shares in the Pioneer Hi-Bred Stock Purchase Plan for Employees will not be voted unless a proxy is received.

PROXY STATEMENT PROPOSALS

At each annual meeting stockholders are asked to elect directors to serve on the Board of Directors and to ratify the appointment of our independent accountants for the year. Other proposals may be submitted by the Board of Directors or stockholders to be included in the proxy statement. To be considered for inclusion in the 2004 Annual Meeting Proxy Statement, stockholder proposals must be received by the Company no later than November 22, 2003.

STOCKHOLDER NOMINATIONS FOR
ELECTION OF DIRECTORS

The Corporate Governance Committee recommends nominees to the Board of Directors for election as directors at the annual meeting. The Committee will consider nominations submitted by stockholders of record and received by the Secretary of the Company by the first Monday in December. Nominations must include a statement by the nominee indicating a willingness to serve if elected and disclosing principal occupations or employment for the past five years.

PROXY COMMITTEE

The Proxy Committee is composed of directors of the Company who vote as instructed the shares of DuPont Common Stock for which they receive proxies. Proxies also confer upon the Proxy Committee discretionary authority to vote the shares on any matter which was not known to the Board of Directors a reasonable time before solicitation of proxies, but which is properly presented for action at the meeting.

SOLICITATION OF PROXIES

The Company will pay all costs relating to the solicitation of proxies. Georgeson Shareholder Communications, Inc. has been retained to assist in soliciting proxies at an estimated cost of $10,000 plus reasonable expenses. Proxies may be solicited by officers, directors and employees of the Company personally, by mail, or by telephone or other electronic means. The Company will also reimburse brokers, custodians, nominees, and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of DuPont stock.

SECRECY IN VOTING

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by the Company. Such documents are available for examination only by the independent tabulation agents, the independent inspectors of election and certain employees associated with tabulation of the vote. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

                            GOVERNANCE OF THE COMPANY

--------------------------------------------------------------------------------

                            DUPONT BOARD OF DIRECTORS

                         CORPORATE GOVERNANCE GUIDELINES

       These Guidelines serve as an important framework for the Board's corporate governance practices and to assist the Board in carrying out its responsibilities effectively. The Board reviews these Guidelines periodically and may modify them as appropriate to reflect the evolution of its governance practices.

  THE BOARD

       RESPONSIBILITY

       The Board has an active responsibility for broad corporate policy and overall performance of the Company through oversight of management and stewardship of the Company to enhance the long-term value of the Company for its shareholders and the vitality of the Company for its other stakeholders.

       ROLE

       In carrying out its responsibility, the Board has specific functions, in addition to the general oversight of management and the Company's business performance, including providing input and perspective in evaluating alternative strategic initiatives; reviewing and, where appropriate, approving fundamental financial and business strategies and major corporate actions; ensuring processes are in place to maintain the integrity of the Company; evaluating and compensating the CEO; and planning for CEO succession and monitoring succession planning for other key positions.

       DUTIES

       Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibility. Directors are expected to attend meetings of the Board and its Committees on which they serve; review materials distributed in advance of the meetings; and make themselves available for periodic updates and briefings with management via telephone or one-on-one meetings.

       LEADERSHIP

       The positions of Chairman of the Board and CEO are held by the same person, except in specific circumstances.

       INDEPENDENCE

       A majority of the Board are independent directors. The Corporate Governance Committee as well as the Board annually reviews relationships that Directors may have with the Company to make a determination of whether there are any material relationships that would preclude a Director being independent.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       QUALIFICATIONS

       Directors are selected for their integrity and character, sound, independent judgment, breadth of experience, insight and knowledge, and business acumen. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. The Corporate Governance Committee considers candidates for potential nomination to recommend for approval by the full Board.

       The Board does not limit the number of other public company boards that a Director may serve on. However, the Corporate Governance Committee considers the number of boards a Director sits on. Directors are encouraged to limit the number of other public company boards to take into account their time and effectiveness and are expected to advise the Chairman in advance of serving on another board.

       When a Director's principal responsibilities or business association changes significantly, the Director will tender his or her resignation to the Chairman for consideration by the Corporate Governance Committee of the continued appropriateness for Board service.

       No Director may stand for reelection to the Board after reaching age
  70. An employee Director retires from the Board when retiring from employment with the Company, with the exception of the former CEO. The Board may in unusual circumstances and for a limited period ask a Director to stand for reelection after the prescribed retirement date.

       ORIENTATION AND CONTINUING EDUCATION

       New Directors participate in an orientation process to become familiar with the Company and its strategic plans and businesses, significant financial matters, core values including ethics, compliance programs, corporate governance practices and other key policies and practices through a review of background materials, meetings with senior executives and visits to Company facilities. The Corporate Governance Committee is responsible for providing guidance on Directors' continuing education.

       COMPENSATION

       The Board believes that compensation for outside Directors should be competitive. DuPont common stock is a key component with payment of a portion of Director compensation as DuPont stock, options or similar form of compensation, combined with stock ownership guidelines requiring all outside Directors to hold DuPont stock equal at least to five times the annual retainer within five years. The Compensation Committee reviews periodically the level and form of Director compensation and, if appropriate, proposes changes for consideration by the full Board.

       ANNUAL SELF-EVALUATION

       The Board and each Committee make an annual self-evaluation of its performance with a particular focus on overall effectiveness. The Corporate Governance Committee is responsible for overseeing the self-evaluation process.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       ACCESS TO MANAGEMENT AND ADVISORS

       Directors have access to the Company's management and, in addition, are encouraged to visit the Company's facilities. As necessary and appropriate, the Board and its Committees may retain outside legal, financial or other advisors.

       INTERACTION WITH THE INVESTMENT COMMUNITY, MEDIA AND OTHERS

       The Board believes that management should generally speak for the Company and recommends Directors refer inquiries to the Company.

       BOARD MEETINGS

       SELECTION OF AGENDA ITEMS

       The Chairman establishes the agenda for Board meetings, in conjunction with Chairs of the Committees. Directors are encouraged to suggest items for inclusion on the agenda and may raise subjects not specifically on the agenda.

       ATTENDANCE OF SENIOR EXECUTIVES

       The Board welcomes regular attendance of senior executives to be available to participate in discussions. Presentation of matters to be considered by the Board are generally made by the responsible executive.

       EXECUTIVE SESSIONS

       Each regularly scheduled Board meeting includes an executive session of all Directors and the CEO. In addition, the Board meets in regularly scheduled executive sessions without the participation of the CEO or other senior executives. The presiding director is generally the Chair of the Corporate Governance Committee, unless there is a matter within the responsibility of another Committee, such as CEO evaluation and compensation, when the Chair of that Committee presides.

       LEADERSHIP ASSESSMENT

       SUCCESSION PLANNING

       The Board plans for succession to the position of CEO. The Compensation Committee oversees the succession planning process. To assist the Board, the CEO periodically provides the Board with an assessment of senior executives and their potential to succeed to the position of CEO, as well as perspective on potential candidates from outside the Company. The Board has available on a continuing basis the CEO's recommendation should he/she be unexpectedly unable to serve. The CEO also provides the Board with an assessment of potential successors to key positions.

       CEO EVALUATION AND COMPENSATION

       Through an annual process overseen and coordinated by the Compensation Committee, outside Directors evaluate the CEO's performance and set the CEO's compensation.

--------------------------------------------------------------------------------

COMMITTEES OF THE BOARD
--------------------------------------------------------------------------------

AUDIT               Responsibilities include:
COMMITTEE
                    o  Employs independent accountants, subject to stockholder ratification, to audit the Company's consolidated financial statements.

                    o Pre-approves all services performed by the independent accountants.

                    o Provides oversight on the external reporting process and the adequacy of the Company's internal controls.

                    o Reviews the scope of the audit activities of the independent accountants and the Company's internal auditors and appraises audit efforts of both.

                    o Reviews services provided by independent accountants and other disclosed relationships as they bear on the independence of the independent accountants.

                    All members of the Audit Committee are independent directors.

                    See the Audit Committee Report on page 8. The Audit Committee Charter is attached at Appendix "A".

COMPENSATION        Responsibilities include:
COMMITTEE
                    o  Establishes executive compensation policy consistent with corporate objectives and stockholder interests.

                    o Evaluates performance of the CEO against Board-approved goals and objectives and recommends to the Board compensation for the CEO.

                    o Administers grants under the Company's compensation plans.

                    o Oversees succession planning process for the CEO and key leadership.

                    All members of the Compensation Committee are independent directors.

                    See the Compensation Committee Report on page 15. The Compensation Committee Charter is attached at Appendix "B".

CORPORATE           Responsibilities include:
GOVERNANCE
COMMITTEE           o  Recommends to the Board nominees for election to the
                       Board of Directors.

                    o Reviews principles, policies and procedures affecting directors and the Board's operation and effectiveness.

                    o  Oversees evaluation of the Board and its effectiveness.

                    All members of the Corporate Governance Committee are independent directors.

                    The Corporate Governance Committee Charter is attached at Appendix "C".

ENVIRONMENTAL       Responsibilities include:
POLICY
COMMITTEE           o  Reviews the Company's environmental policies and
                       practices.

                    o Provides support for the Company's sustainable growth mission.



STRATEGIC           Responsibilities include:
DIRECTION
COMMITTEE           o  Reviews the strategic direction of the Company's major
                       business segments.

                    o Reviews significant trends in technology and their anticipated impact on the Company.

COMMITTEE MEMBERSHIP

The following chart shows the current committee membership and the number of meetings that each Committee held in 2002.

-------------------------------------------------------------------------------------------------------------------
                                                                Corporate       Environmental       Strategic
                               Audit        Compensation       Governance          Policy           Direction
     Director                Committee        Committee         Committee         Committee         Committee
-------------------------------------------------------------------------------------------------------------------
Alain J. P. Belda                                 X                                                     X
Richard H. Brown                                                                                        X
....................................................................................................................
Curtis J. Crawford               X                                  C
Louisa C. Duemling                                                                    X
....................................................................................................................
Edward B. du Pont                                                   X
Charles O. Holliday, Jr.                                                                                C
....................................................................................................................
Deborah C. Hopkins               X
Lois D. Juliber                                   C                                                     X
....................................................................................................................
Goran Lindahl                                                                         X                 X
Masahisa Naitoh                  X
....................................................................................................................
William K. Reilly                                                   X                 C
H. Rodney Sharp, III             X                X
....................................................................................................................
Charles M. Vest                  C

-------------------------------------------------------------------------------------------------------------------
Number of Meetings
  in 2002                        6                5                 5                 2                 4
-------------------------------------------------------------------------------------------------------------------
      C = Chairperson

Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Chairman and Chief Executive Officer and other members of management relative to matters of mutual interest and concern to the Company.

In 2002, seven meetings of the Board were held. Each director attended at least 82% of the aggregate number of meetings of the Board and the committees of the Board. Attendance at these meetings averaged 97% among all directors in 2002.


                          OFFICE OF THE CHIEF EXECUTIVE

The Office of the Chief Executive (OCE) has responsibility for the overall direction and operations of all the businesses of the Company, including corporate financial performance, environmental leadership and safety, and development of global talent. All seven members are executive officers and employees, and one is a director. Its members include the Chairman and Chief Executive Officer and the Executive Vice President and Chief Operating Officer. In addition, an Executive Vice President and four Senior Vice Presidents are members.

                             AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the "Committee") assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company's internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter adopted by the Board and last amended in February 2003. The Charter is attached to this Proxy Statement at Appendix "A".

The Committee is comprised of five directors, all of whom meet the standards of independence adopted by the New York Stock Exchange. Subject to stockholder ratification, the Committee appoints the Company's independent accountants. The Committee approves in advance all services to be performed by the Company's independent accountants.

Management is responsible for the Company's financial statements and reporting process, including the system of internal controls. PricewaterhouseCoopers LLP
(PwC), the Company's independent accountants, has responsibility for performing an independent audit of and expressing an opinion on the consolidated financial statements of the Company. The Committee has reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2002 with management and with representatives of PwC.

The Committee has also discussed with PwC matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The Committee has received from PwC the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PwC its independence. The Committee has also considered whether the provision to the Company by PwC of nonaudit services is compatible with maintaining the independence of PwC. The Committee has satisfied itself as to the independence of PwC.

Based on the Committee's review of the audited consolidated financial statements of the Company, and on the Committee's discussions with management of the Company and with PwC, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


                                             AUDIT COMMITTEE

                                             Charles M. Vest, Chair
                                             Curtis J. Crawford
                                             Deborah C. Hopkins
                                             Masahisa Naitoh
                                             H. Rodney Sharp, III

                             DIRECTORS' COMPENSATION

All nonemployee directors receive an annual cash retainer fee of $50,000 and a stock option grant based on a Black-Scholes value of $85,000 for service on the Board. In 2003, each nonemployee director received a grant of 5,700 options. One-third of the options granted are exercisable beginning on each of the first three anniversaries of the grant date. The options include a price hurdle of 120% of the price on date of grant, and have a ten year term.

Nonemployee directors receive annual compensation for committee service as follows: (a) committee members receive $9,000 and (b) committee chairs receive $18,000.

An employee director receives no additional compensation for Board service.

Stock ownership guidelines require each nonemployee director to hold DuPont Common Stock equal to at least five times the annual retainer. Directors have up to five years to achieve the required stock ownership.

Under the DuPont Stock Accumulation and Deferred Compensation Plan for Directors, a director may defer all or part of the Board and committee fees in cash or stock units until a specified year, until retirement as a director or until death. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units. Nine directors elected to defer payment of directors' fees for 2003.

The Company's retirement income plan for nonemployee directors was discontinued in 1998. Nonemployee directors who began their service on the Board before the plan's elimination will continue to be eligible to receive benefits under the plan provided they have served as a director for at least five years. Annual benefits payable under the plan equal one-half of the annual Board retainer (exclusive of any committee compensation and stock or option grants) in effect at the director's retirement. Benefits are payable for the lesser of life or ten years.

The Directors' Charitable Gift Plan was established in 1993 to improve the competitiveness of Board compensation. After the death of a director, the Company will donate five consecutive annual installments up to $200,000 each to tax-exempt educational institutions or charitable organizations recommended by the director and approved by the Company.

A director is fully vested in the Plan after five years of service as a director or upon death or disability. The Plan is unfunded; the Company does not purchase insurance policies to satisfy its obligations under the Plan. The directors do not receive any personal financial or tax benefit from this program because any charitable, tax deductible donations accrue solely to the benefit of the Company. Employee directors may participate in the Plan if they pay their allocable cost.

The Company also maintains $300,000 accidental death and disability insurance on nonemployee directors.

                            1 - ELECTION OF DIRECTORS

The 13 nominees for election as directors are identified on pages 10 through 13. All nominees are now members of the Board of Directors. The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate following recommendation by the Corporate Governance Committee, or the Board may reduce the number of directors to eliminate the vacancy.

The following material contains information concerning the nominees, including their recent employment, other directorships, and age as of the 2003 Annual Meeting.


[PHOTO OMITTED]  ALAIN J. P. BELDA, 59                       Director since 2000

                 Chairman and Chief Executive Officer of Alcoa Inc., the world's largest producer of primary aluminum, fabricated aluminum and alumina. He formerly served as president and chief executive officer, president and chief operating officer, vice chairman, and executive vice president of Alcoa, Inc. Mr. Belda is a director of Alcoa Inc., Citigroup Inc. and The Ford Foundation.


[PHOTO OMITTED]  RICHARD H. BROWN, 55                        Director since 2001

                 Chairman of the Board and Chief Executive Officer of Electronic Data Systems, a leading global services company. He formerly served as chief executive officer of Cable & Wireless PLC, president and chief executive officer of H&R Block, Inc. and vice chairman of Ameritech Corporation. Mr. Brown is a director of Electronic Data Systems and The Home Depot Inc. He is a member of The Business Roundtable, The Business Council, the U.S.-Japan Business Council, the French-American Business Council and the President's National Security Telecommunications Advisory Committee. He also serves on the board of trustees of Southern Methodist University.

[PHOTO OMITTED]  CURTIS J. CRAWFORD, 55                      Director since 1998

                 President and Chief Executive Officer of Onix Microsystems, Inc., a developer and manufacturer of optically transparent switches for communication networks. He is a former chairman, president and chief executive officer of ZiLOG, Inc. Mr. Crawford is a director of Onix Microsystems, ITT Industries, Inc. and ON Semiconductor Company. He also serves as a trustee of DePaul University.


[PHOTO OMITTED]  LOUISA C. DUEMLING, 67                      Director since 1982

                 A trustee of the Maryland/DC Chapter of the Nature Conservancy and a member of the board of managers of Mount Cuba Center, Inc.


[PHOTO OMITTED]  EDWARD B. du PONT, 69                       Director since 1978

                 Former chairman of Atlantic Aviation Corporation, the principal business of which is the charter, completion, storage, operation and maintenance of aircraft. He serves as a director of Wilmington Trust Corporation, a trustee of Christiana Care Corporation and the University of Delaware, and a vice president and a trustee of Longwood Foundation, Inc.


[PHOTO OMITTED]  CHARLES O. HOLLIDAY, JR., 55                Director since 1997

                 Chairman and Chief Executive Officer of DuPont. He is a former president, executive vice president, president and chairman-DuPont Asia Pacific and senior vice president. He is a director of HCA and chairman of The Business Council. Mr. Holliday is a founding member of the International Business Council and a member of the National Infrastructure Advisory Council, The Business Roundtable and the Executive Committee of the U.S. Council on Competitiveness. He also serves as a trustee of the Winterthur Museum and Gardens and a member of the board of Catalyst.

[PHOTO OMITTED]  DEBORAH C. HOPKINS, 48                      Director since 2000

                 Head of Corporate Strategy and a member of the Management Committee of Citigroup Inc., a diversified financial services company. She formerly served as senior partner, Marakon Associates, executive vice president and chief financial officer of Lucent Technologies, senior vice president and chief financial officer of the Boeing Company, chairman of Boeing Capital Corp., vice president and chief financial officer of General Motors Europe and vice president and general auditor of General Motors Corporation. Ms. Hopkins is also a trustee of the Committee for Economic Development.


[PHOTO OMITTED]  LOIS D. JULIBER, 54                         Director since 1995

                 Chief Operating Officer of Colgate-Palmolive Company, the principal business of which is the production and marketing of consumer products. She formerly served as executive vice president-Developed Markets, president, Colgate-Palmolive North America and chief technological officer of Colgate-Palmolive. Ms. Juliber is a member of the board of trustees of Wellesley College, the Brookdale Foundation and Girls, Inc.


[PHOTO OMITTED]  GORAN LINDAHL, 57                           Director since 1999

                 Co-Chairman of Nanomix, Inc., a developer of products made from nanoscale materials and components. He formerly served as president and chief executive officer and executive vice president of ABB Ltd. Mr. Lindahl is a director of Anglo American plc, IKEA and Sony Corporation and a member of the Royal Swedish Academy of Engineering Sciences.


[PHOTO OMITTED]  MASAHISA NAITOH, 65                         Director since 2000

                 Executive Vice Chairman of ITOCHU Corporation, an international trading company headquartered in Tokyo, Japan. He formerly served as executive vice president, senior managing director and advisor of ITOCHU. Prior to joining ITOCHU, Mr. Naitoh served in a number of senior policy positions in the Japanese government's Ministry of International Trade and Industry. Mr. Naitoh is a director of Molex Incorporated and a member of the board of advisors of the Center for International Political Economy in New York.

[PHOTO OMITTED]  WILLIAM K. REILLY, 63                       Director since 1993

                 President and Chief Executive Officer of Aqua International Partners, L.P., which finances water supply and wastewater treatment in developing countries. He formerly served as administrator of the United States Environmental Protection Agency, the Payne visiting professor at the Institute for International Studies at Stanford University and president of World Wildlife Fund and The Conservation Foundation. Mr. Reilly is a director of ConocoPhillips, Eden Springs, Evergreen Holdings, Inc., Ionics, and Royal Caribbean International. He also serves as a trustee of The American Academy in Rome, The National Geographic Society, and Presidio Trust and is chairman of the board of World Wildlife Fund.


[PHOTO OMITTED]  H. RODNEY SHARP, III, 67                    Director since 1981

                 President of the Board of Trustees of Longwood Foundation, Inc., and a director of Wilmington Trust Corporation. He is a trustee of St. Augustine's College (Raleigh, North Carolina) and a trustee and director of Christiana Care Corporation. Mr. Sharp also serves as vice chairman of the board of Planned Parenthood of Delaware.


[PHOTO OMITTED]  CHARLES M. VEST, 61                         Director since 1993

                 President of the Massachusetts Institute of Technology. He is a former provost and vice president of Academic Affairs and dean of Engineering of the University of Michigan. Mr. Vest is a director of International Business Machines Corporation, a fellow of the American Association for the Advancement of Science, and a member of the National Academy of Engineering, the Corporation of Woods Hole Oceanographic Institution and the President's Council of Advisors on Science and Technology. He is vice chair of the Council on Competitiveness.


                           OWNERSHIP OF COMPANY STOCK

The following table includes shares in DuPont beneficially owned by each director and nominee, by each executive officer named in the Summary Compensation Table on page 19 and by all directors and executive officers as a group as of December 31, 2002.

Under rules of the Securities and Exchange Commission, "beneficial ownership" includes shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual's benefit.

                                    Amount and Nature of
                                    Beneficial Ownership
                          ----------------------------------------
                                     (Number of Shares)
--------------------------------------------------------------------------------
                                         Voting or
                                         Investment     Right to      Percent of
DuPont Common Stock       Direct (1)     Power (2)*    Acquire (3)     Class (4)
--------------------------------------------------------------------------------
  A. J. P. Belda               5,176        --              1,900       --
--------------------------------------------------------------------------------
  R. H. Brown                  2,085        --              1,900       --
--------------------------------------------------------------------------------
  C. J. Crawford               3,458        --              1,900       --
--------------------------------------------------------------------------------
  L. C. Duemling             168,710       997,635          1,900       --
--------------------------------------------------------------------------------
  E. B. du Pont            1,464,404     7,464,996          1,900       .9%
--------------------------------------------------------------------------------
  R. R. Goodmanson            65,720        --            557,000       --
--------------------------------------------------------------------------------
  J. C. Hodgson               21,179        --            143,900       --
--------------------------------------------------------------------------------
  C. O. Holliday, Jr.        157,441       285,300      2,501,379       --
--------------------------------------------------------------------------------
  D. C. Hopkins                1,941        --              1,900       --
--------------------------------------------------------------------------------
  L. D. Juliber               12,949           600          1,900       --
--------------------------------------------------------------------------------
  G. Lindahl                   6,276        --              1,900       --
--------------------------------------------------------------------------------
  S. J. Mobley                56,610        --            386,967       --
--------------------------------------------------------------------------------
  M. Naitoh                    6,643        --              1,900       --
--------------------------------------------------------------------------------
  G. M. Pfeiffer              40,225       206,648        314,735       --
--------------------------------------------------------------------------------
  W. K. Reilly                17,048        --              1,900       --
--------------------------------------------------------------------------------
  H. R. Sharp, III           367,837     6,566,227          1,900       .7%
--------------------------------------------------------------------------------
  C. M. Vest                  11,950        --              1,900       --
--------------------------------------------------------------------------------
  Directors and Executive
     Officers as a Group   2,643,353     9,994,456      3,926,781      1.6%
--------------------------------------------------------------------------------


(1) These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account. Also included are stock units credited under the Variable Compensation Plan, the Salary Deferral and Savings Restoration Plan and the DuPont Stock Accumulation and Deferred Compensation Plan for Directors, restricted stock units credited under the Stock Performance Plan and shares resulting from option exercises for which delivery is deferred.

(2) This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3) This column includes shares which directors and executive officers have a right to acquire through the exercise of stock options granted under DuPont's stock option plans.

(4) Unless otherwise indicated, beneficial ownership of any named individual does not exceed 0.5% of the outstanding shares of the class.

* Because they may be considered to share, directly or indirectly, voting and/or investment power, E. B. du Pont and G. M. Pfeiffer are each listed as beneficial owners of the same 206,648 shares and E. B. du Pont and H. R. Sharp, III are each listed as beneficial owners of the same 5,320,302 shares. These shares of DuPont Common Stock are reported only once in the total for directors and executive officers as a group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and executive officers are required to file reports of ownership and changes in ownership of DuPont Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. In 2002, all such reports were filed on a timely basis.


                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

The Compensation Committee (the "Committee") is responsible for establishing executive compensation policies and programs consistent with corporate objectives and shareholder interests. The Committee recommends to the Board specific individual compensation actions for the Chairman and Chief Executive Officer (CEO) based upon evaluation of the CEO's performance against Board-approved goals and objectives.

The Company's executive compensation policy is to attract, reward and retain management who will achieve the business objectives of the Company, and to provide competitive total annual compensation based on positions of equivalent responsibility within a self-constructed group of peer companies.

When determining variable compensation the Committee evaluates the Company's corporate performance and annual compensation against the peer group, which are the same companies included in the peer group index used in the stock performance graph shown on page 22. The policy also provides for competitive long-term compensation opportunity when compared with other major industrial companies, including many of those shown in the peer group index.

STOCK OWNERSHIP GUIDELINES

The Committee believes in management maintaining a significant equity position in the Company. Stock ownership guidelines are in place to better align executive officers and other senior managers with the interests of stockholders and to encourage a long-term focus in managing the Company. Stock ownership requirements vary from a minimum of five times base salary for the CEO to one and one-half times for Vice Presidents. An annual review is conducted to assess compliance with the guidelines.

COMPONENTS OF COMPENSATION

Compensation for executive officers consists of several components: salary, variable compensation, stock options and, under limited circumstances, restricted stock.

SALARY

Consistent with the Company's policy, salaries are about the average of the peer group. Salary increases for executive officers are based on individual contribution and position relative to the average of the peer group. This is the same approach as used for other salaried employees.

VARIABLE COMPENSATION PLAN

The Variable Compensation Plan (VCP) provides approximately 7,800 DuPont employees, including executive officers, with total annual compensation that varies up or down based on the performance of the Company, the performance of their business unit and their individual contribution. Typically, 25% of variable compensation is paid in DuPont Common Stock, and senior management employees have the choice of receiving up to 100% in stock.

As approved by stockholders, the VCP limits the annual maximum funding to 20% of consolidated net income after deducting 6% of net capital employed. Each year the Committee reviews operating results, excluding all special items, in determining the overall limit on variable compensation. This ensures that the amount available for variable compensation fluctuates in relation to the Company's operating results.

In determining VCP payments to participants for 2002, the Committee used a formula which consisted of equally weighted components of earnings per share
(EPS) versus the prior year and return on investors' capital (ROIC) versus the average of the peer group. The formula may be adjusted based on a qualitative assessment of corporate financial performance compared with the peer group.

Variable Compensation differentiation by business unit is based on underlying after-tax operating income and free cash flow versus each unit's financial commitments for the year. In addition, payments may be differentiated by business unit based on a qualitative assessment of performance in such areas as workplace environment, treatment and development of people, strategic staffing, safety, and environmental stewardship.

The Committee approved awards for 2002 that totaled 172% of the 2001 grant. This reflected a 10% downward adjustment to the total fund due to lower than expected pre-tax operating results in the fourth quarter. In arriving at the level of payments for 2002, the Committee considered that 2002 EPS (excluding special items) were 148% of 2001, ROIC was below the average of the peer group and average business unit performance was 162% of pre-established performance metrics. These factors resulted in an average payment of 139% (with individual business performance ranging from 111% to 158%) of the corporate and business unit performance metrics described above, which was adjusted downward 10%.

Variable compensation payments for 2002 were 71% of the maximum amount available under the VCP limit. Due to improved Company performance, the maximum amount available under the VCP limit for 2002 was significantly higher than the limit for 2001. Over the past ten years, the Committee has approved payments on average of 52% of the maximum available.

STOCK PERFORMANCE PLAN

Stock options are granted to provide an incentive primarily for employees responsible for the growth and success of the Company. Stock option grants are also intended to encourage the ownership of DuPont stock and thereby further the identity of interests of optionees with those of the Company's stockholders. About 2,300 employees, including executive officers, key leaders in all global regions and middle management, received grants in 2002.

The Committee has established stock option targets for each participating level of responsibility within the Company based on a survey conducted by Frederic W. Cook & Co., Inc. of large industrial companies. The consulting firm's survey included several of the peer group companies used for the total annual compensation and stock performance graph referenced above, as well as other publicly traded companies with multibillion dollar revenues. This broader group of companies, rather than the peer group, is used for determining long-term compensation because of the greater variability in value of long-term compensation plans. Corporate financial performance may be considered by the Committee in determining the number of stock options granted. Targets for DuPont are set to be near the median long-term incentive opportunity granted by the survey group.

Stock options typically are granted annually and individual grants generally range from 50% to 150% of the target for each level of responsibility to reflect employees' future potential and individual performance including achievement of critical operating tasks in such areas as organizational capacity and strategic positioning. Annual grants are made at market price on the date of grant, vest in one-third increments over three years, and are subject to a 120% price hurdle. In addition to annual grants, special stock option grants are made to employees to recognize advancement to key senior management positions and/or to recognize significant achievements.

Beginning with grants made in 2003, the Company will expense stock options. The Company has never repriced stock options, and has no intent to reprice options in the future.

A reload feature is available to facilitate stock ownership by management. Participants are eligible for reload options upon the exercise of previously granted stock options with the condition that shares received from the exercise are held for at least two years. Reloads are granted as nonqualified stock options at fair market value and have a term equal to the remaining term of the original option. Reload options do not increase the combined number of shares and options held by the executive prior to the exercise.

Restricted stock or stock units may also be granted under the Stock Performance Plan as a component of competitive long-term compensation. Grants are made very selectively to attract, retain or reward individuals in specific situations. Restricted stock is awarded to more closely align the interests of the recipient with the long-term success of the Company. Typically, restricted stock vests over a minimum period of at least three years.

COMPENSATION FOR THE CHIEF
EXECUTIVE OFFICER (CEO)

The Committee has the practice of tracking the total annual compensation of CEOs of the peer group to assist in the determination of the compensation of DuPont's CEO. The Committee also monitors the competitive practice of a broader range of Fortune 100 companies. There has been concern over the upward spiral of CEO compensation, and the widening divergence of CEO compensation compared to that of the average employee. Over the past decade, the position of DuPont's Executive Vice President has been used as a benchmark tie to the peer group, in addition to the CEO. Total annual cash compensation for the CEO is currently established at twice that of the Executive Vice President.

Mr. Holliday's last salary adjustment was effective January 1, 2001, when he received a four percent increase, consistent with the salary adjustments for other senior managers in 2001. At Mr. Holliday's request, he did not receive a salary increase in 2002. His 2002 salary remained at $1,085,000.

Mr. Holliday's variable compensation grant for 2002 of $2,200,000 was 110% of the individual target for the CEO position. This grant was based on his strong leadership of improved business performance in a difficult environment versus 2001, and continued strong balance sheet and cash flow management. In addition, under Mr. Holliday's direction, the Company implemented a key strategic initiative through establishment of five market and technology-based growth platforms. This restructuring will enable faster execution, improved capability for innovation, and foster the creation of shareholder value. Mr. Holliday led successful strategic acquisitions and other initiatives designed to enhance the growth trajectory for the new platforms. He also drove the decision to separate the fibers businesses, which will better align resources with markets and establish competitive cost structures. The computation of Mr. Holliday's 2002 variable compensation grant was consistent with the method followed for other corporate employees.

Mr. Holliday received 464,200 options in February 2003 to provide a strong incentive for the development and implementation of the Company's growth strategies.


                                     * * * *


The federal tax laws impose requirements in order for compensation payable to the CEO and certain executive officers to be fully deductible. The Company has taken appropriate actions to preserve its income tax deduction.

The Compensation Committee believes the executive compensation programs and practices described above are competitive. They are designed to provide increased compensation with improved financial results and offer additional opportunity for capital accumulation, but only if stockholder value is increased.


                                                   COMPENSATION COMMITTEE

                                                   Lois D. Juliber, Chair
                                                   Alain J. P. Belda
                                                   H. Rodney Sharp, III

                    COMPENSATION AND STOCK OPTION INFORMATION

The following table shows information about the compensation of the Company's chief executive officer and four other highest paid executive officers. Two additional tables provide detailed information about these employees' stock options.

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                          Annual Compensation                   Compensation
-------------------------------------------------------------------------------------------------------------------
                                                                                         Shares
                                                Variable         Other      Restricted Underlying       All
          Name and                            Compensation      Annual         Stock     Options       Other
     Principal Position   Year      Salary     (Bonus) (1)   Compensation   Awards (2)   Granted Compensation (3)
-------------------------------------------------------------------------------------------------------------------
  C. O. Holliday, Jr.      2002   $1,085,000   $2,200,000         --            --       540,000      $32,625
  Chairman                 2001    1,085,000            0         --            --       525,000       32,325
  & Chief Executive        2000    1,040,000    1,700,000         --            --       300,000       30,900
  Officer

  R. R. Goodmanson         2002      714,500      900,000         --            --       300,000       21,180
  Executive Vice President 2001      640,000            0         --            --       315,000       19,095
  & Chief Operating        2000      601,670      840,000         --            --       147,000       18,337
  Officer

  J. C. Hodgson            2002      413,000      600,000         --            --        65,000       12,045
  Executive Vice President 2001      323,600      193,000         --            --        66,500        9,615
                           2000      291,750      281,000         --            --        18,900        8,519

  S. J. Mobley             2002      496,270      500,000         --            --       135,000       14,737
  Senior Vice President,   2001      449,200            0         --            --       100,000       13,434
  Chief Administrative     2000      432,000      425,000         --            --        48,400       12,915
  Officer & General
  Counsel

  G. M. Pfeiffer           2002      486,285      500,000         --            --       140,000       14,439
  Senior Vice President    2001      438,000            0         --            --       225,000       13,086
  & Chief Financial        2000      411,600      475,000         --         $389,524     56,000       12,258
  Officer
-------------------------------------------------------------------------------------------------------------------

(1)  On average about 25% of variable compensation is paid in DuPont Common
     Stock.

(2) At December 31, 2002, the following executive officers held restricted stock in the following aggregate numbers and values based on $42.40 closing price per share: C. O. Holliday, Jr., 23,002 shares, $975,285; R. R. Goodmanson, 16,682 shares, $707,317; and G. M. Pfeiffer, 10,179 shares, $431,590. Dividends on restricted stock are credited to grantees as additional units of restricted stock.

(3) The Company's matching contributions made pursuant to the Company's savings plans, including the following amounts credited under the related savings restoration plan in 2002: $27,375 for C. O. Holliday, Jr.; $15,930 for R.
     R. Goodmanson; $6,795 for J. C. Hodgson; $9,487 for S. J. Mobley; $9,190 for G. M. Pfeiffer.

                              OPTIONS GRANTS TABLE

                                                                                  Potential Realizable Value at
                                                                                     Assumed Annual Rates of
                                                                                    Stock Price Appreciation
                                Individual Option Grants in 2002 (1)                   For Option Term (2)
----------------------------------------------------------------------------------------------------------------------
                           Number of    Percent
                            Shares     of Total
                          Underlying    Options
                            Options     Granted    Exercise    Expiration
         Name               Granted   in 2002 (3)  Price (4)      Date           0%         5%              10%
----------------------------------------------------------------------------------------------------------------------
  C. O. Holliday, Jr.       540,000         2.19%      $42.50         2/5/12     0     $14,445,000      $36,585,000

  R. R. Goodmanson          300,000         1.22        42.50         2/5/12     0       8,025,000       20,325,000

  J. C. Hodgson              65,000          .26        42.50         2/5/12     0       1,738,750        4,403,750

  S. J. Mobley              135,000          .55        42.50         2/5/12     0       3,611,250        9,146,250

  G. M. Pfeiffer            140,000          .57        42.50         2/5/12     0       3,745,000        9,485,000

----------------------------------------------------------------------------------------------------------------------

  All Stockholders'         Increase in market value of DuPont
  Gains                     Common Stock at assumed rates of
                            stock price appreciation (5)                         $26,588,722,993    $67,341,532,066

  All Optionees' Gains      As a percent of all stockholders' gains (6)                    2.48%              2.48%
----------------------------------------------------------------------------------------------------------------------

(1) Stock options are exercisable beginning one to three years from date of grant and have a term of ten years. The closing price of DuPont Common Stock on the NYSE-Composite Transactions Tape must be at least 120% of the option price for five consecutive trading days for the options to be exercisable.

(2) Represents total appreciation over the exercise price at the assumed annual appreciation rates of 0%, 5% and 10% compounded annually for the term of the option.

(3) Options granted in 2002 include a total of 10.5 million options granted to management employees under the Stock Performance Plan and a total of 14.1 million options granted to all eligible employees in a one-time grant under the Company's broad-based 2002 Bicentennial Corporate Sharing Program. Executive officers did not receive grants under the Bicentennial Corporate Sharing Program.

(4) The exercise price is the average of the high and low prices of DuPont Common Stock as reported on the NYSE-Composite Transactions Tape on the date of grant.

(5) Calculated from the $42.50 exercise price applicable to options granted in connection with the normal annual grant under the Stock Performance Plan in 2002 based on the 993,970,953 shares outstanding on the February 6, 2002 grant date for those options.

(6) Represents potential realizable value for all options granted in 2002 as compared to the increase in market value of DuPont Common Stock at assumed rates of stock price appreciation. Potential realizable value for all options granted in 2002 is calculated from the $42.50 exercise price applicable to options granted in connection with the normal annual grant under the Plan.

                        AGGREGATED 2002 OPTION EXERCISES/
                        YEAR-END 2002 OPTION VALUES TABLE

                                                            Shares Underlying            Value of Unexercised
                                     Option                Unexercised Options           In-The-Money Options
                                Exercises in 2002         Held at Dec. 31, 2002        Held at Dec. 31, 2002 (2)
-------------------------------------------------------------------------------------------------------------------
                           Shares
                         Underlying       Value
                           Options    Realized (1)    Exercisable    Unexercisable   Exercisable   Unexercisable
-------------------------------------------------------------------------------------------------------------------
  C. O. Holliday, Jr.        --            --           1,671,379      1,365,000      $  121,267         --

  R. R. Goodmanson           --            --               --           912,000            --           --

  J. C. Hodgson              --            --              59,000        150,400          28,860         --

  S. J. Mobley             35,800        $707,921         226,900        283,400       1,167,850         --

  G. M. Pfeiffer             --            --             112,068        421,000          31,856        $348,750

-------------------------------------------------------------------------------------------------------------------

(1) Represents the pre-tax gain, the difference between the market value of the option shares on the date of exercise and the exercise price.

(2) Represents the closing price for DuPont Common Stock on December 31, 2002 of $42.40 less the option grant price for all outstanding exercisable and unexercisable options for which the exercise price is less than the closing price. Exercisable options have been held at least one year from the date of grant (or six months in the case of reload options) and have met applicable stock price hurdles. Unexercisable options have either not met the applicable vesting requirements or price hurdles.


                             EMPLOYMENT ARRANGEMENT

The Company generally does not enter into employment agreements with executive officers. However, in connection with R. R. Goodmanson's joining the Company effective May 1, 1999 as an external executive hire in the position of Executive Vice President, the Company agreed to provide him with a guaranteed annual salary and bonus of $1,150,020 through December 2001, enhanced severance payments in the event of termination by the Company before May 1, 2004 based on two years' salary at termination plus two times the value of Mr. Goodmanson's last annual variable compensation grant, and other compensation as reflected in the Summary Compensation Table on page 19.

                          STOCK PERFORMANCE INFORMATION

The following graph presents the cumulative five-year total return for DuPont Common Stock compared with the S&P 500 Stock Index and a self-constructed peer group of companies. The peer group companies are Alcoa, BASF, Dow Chemical, Eastman Kodak, Ford, General Electric, Hewlett-Packard, Minnesota Mining and Manufacturing, Monsanto, Motorola, PPG Industries, Rohm & Haas and United Technologies.


          [DATA BELOW REPRESENTS A LINE GRAPH IN THE PRINTED DOCUMENT]


DuPont         $100.00    $ 90.3     $114.7     $ 86.7     $ 78.8     $ 81.1
S&P 500        100.00      128.6      155.6      141.5      124.7       97.1
Peer Group     100.00      131.2      197.1      168.8      143.4      103.7


The graph assumes that the value of DuPont Common Stock, the S&P 500 Stock Index, and the peer group of companies was each $100 on December 31, 1997 and that all dividends were reinvested. The peer group is weighted by market capitalization.

                               RETIREMENT BENEFITS

Retirement benefits for DuPont employees under the DuPont Pension and Retirement Plan are based on an employee's years of service and average monthly pay during the employee's three highest-paid years. "Average monthly pay" includes regular compensation and 100% of annual variable compensation payments, but excludes other bonuses and compensation over the limits imposed by the Internal Revenue Code. The Internal Revenue Code limits the amount of annual benefits that can be paid from the pension trust. Retirement benefits in excess of these limitations are paid from the Company's general revenues under separate, nonfunded pension restoration plans.


                           ESTIMATED ANNUAL RETIREMENT
                          BENEFITS BASED ON SERVICE OF:

--------------------------------------------------------------------------------
   Salary and
    Variable
  Compensation     30 Years        35 Years       40 Years       45 Years
--------------------------------------------------------------------------------

    $ 700,000       $ 305,000      $ 357,000      $ 410,000       $ 462,000
--------------------------------------------------------------------------------

    1,360,000         602,000        704,000        806,000         908,000
--------------------------------------------------------------------------------
    2,020,000         899,000      1,050,000      1,202,000       1,353,000
--------------------------------------------------------------------------------

    2,680,000       1,196,000      1,397,000      1,598,000       1,799,000
--------------------------------------------------------------------------------

    3,340,000       1,493,000      1,743,000      1,994,000       2,244,000
--------------------------------------------------------------------------------

    4,000,000       1,790,000      2,090,000      2,390,000       2,690,000
--------------------------------------------------------------------------------

The table above illustrates the straight life annuity amounts payable under the DuPont Pension and Retirement Plan and pension restoration plans to DuPont employees retiring at age 65 in 2003. Benefits are subject to a Social Security offset which is reflected in the estimated benefits shown in the table. As of normal retirement age (65), the years of service credited for retirement benefits for active DuPont employees named in the Summary Compensation Table on page 19 would be as follows: 43 years for C. O. Holliday, Jr., 13 years for R.
R. Goodmanson, 42 years for J. C. Hodgson, 38 years for S. J. Mobley and 40 years for G. M. Pfeiffer.

                   2 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

Article III, Section 5, of the Bylaws provides that it shall be the duty of the Audit Committee to employ, subject to stockholder ratification at each annual meeting, independent accountants to audit the books of account, accounting procedures and financial statements of the Company for the year and to perform such other duties as prescribed from time to time by the Audit Committee. On April 24, 2002, the stockholders ratified the appointment by the Audit Committee of PricewaterhouseCoopers LLP (PwC) to perform the functions assigned to it in accordance with the Bylaws.

PwC has served as independent accountants of the Company continuously since 1954. It is believed that its knowledge of the Company's business gained through this period of service is valuable.

Past practice required reassignment of the partner responsible for the Company's account no less than every seven years. Newly-adopted Securities and Exchange Commission rules require reassignment of the lead partner after five years. This rotation provides the Company the benefit of new thinking and approaches in the audit area.

During 2002, PwC audited the Company's annual consolidated financial statements and those of a significant majority of its subsidiaries, reviewed financial information in filings with the Securities and Exchange Commission and other regulatory agencies, and provided various nonaudit services, including tax services and other business advisory services. When appropriate, the Company sought competitive bids for nonaudit services.

Fees for services provided by PwC in 2002 (in millions) were as follows:


Audit Fees                                      $6.9

Financial Information
    Systems Design and
    Implementation Fees                         None

All Other Fees:
    Audit-Related Fees                          $8.2
    Tax Services Fees                           $4.9
    Litigation Support Fees                     $0.8
    Miscellaneous Other Fees                    $1.7

Total - All Other Fees                         $15.6


Fees for audit-related services include audits of separate financial statements of businesses to be divested, fees for Securities and Exchange Commission registration statements, audits of Company-sponsored employee benefit plans, accounting consultations, and reviews of controls associated with information systems. Miscellaneous other fees include fees for services associated with acquisitions and divestitures and other financial advisory and consulting services.

The Company recently adopted policies limiting the retention of PwC services to audit and audit-related matters, and instituting Audit Committee pre-approval of all services. Accordingly, beginning in 2003, there will be no new engagements of PwC by the Company except for audit and audit-related services.

Subject to ratification by the holders of DuPont Common Stock, the Audit Committee has reemployed PwC as independent accountants to audit the

Company's consolidated financial statements for the year 2003 and to render other services as required of them. Representatives of PwC are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

                        THE BOARD OF DIRECTORS RECOMMENDS
                        THAT YOU VOTE "FOR" THE FOLLOWING
                                   RESOLUTION:

RESOLVED: That the action of the Audit Committee in employing
PricewaterhouseCoopers LLP as independent accountants for the year 2003 to perform the functions assigned to them in accordance with Article III, Section 5, of the Bylaws of E. I. du Pont de Nemours and Company hereby is ratified.


                            3 - STOCKHOLDER PROPOSAL
                           ON DIRECTORS' BOARD SERVICE

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, NW, Suite 215, Washington, DC, owner of 300 shares of DuPont Common Stock, has given notice that she will introduce the following resolution and statement in support thereof:

RESOLVED: That the stockholders of DuPont recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years.

                             STOCKHOLDER'S STATEMENT

REASONS: The President of the U.S.A. has a term limit, so do Governors of many states. Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders. No director should be able to feel that his or her directorship is until retirement. Last year, the owners of 18,386,853 shares, representing approximately three percent of shares voting, voted FOR this proposal.

If you AGREE, please mark your proxy FOR this resolution.


                       POSITION OF THE BOARD OF DIRECTORS
                             THE BOARD OF DIRECTORS
                            RECOMMENDS THAT YOU VOTE
                            "AGAINST" THIS PROPOSAL.

The Board of Directors believes that familiarity with and understanding of the Company achieved through continuity of Board service benefits the Company and its stockholders. An arbitrary limitation on Board service would deprive the Company of valuable experience, knowledge and perspective, and reduce the Board's effectiveness. This is particularly important for a company of DuPont's size and complexity, composed of diverse businesses, and facing the challenges of the global marketplace.

The Company further believes that the objectives of the proposal are being accomplished. The composition of the Company's Board of Directors has changed naturally over time. In fact, about half the directors have less than six years' service, bringing new perspectives to the issues considered by the Board.

                            4 - STOCKHOLDER PROPOSAL
                              ON EMPLOYMENT MATTERS

Thomas T. Gniewek, Jr. of 123 Norwood Drive, Camden, Tennessee 38320, owner of 1,334 shares of DuPont Common Stock, has given notice that he will introduce the following resolution and statement in support thereof:

RESOLVED: Stockholders request the Board of Directors prepare a report, at reasonable cost and excluding confidential information, to be made available to shareholders four months from the date of the annual meeting on our progress in response to the Glass Ceiling Commission's business recommendations including a review of:

(1) Steps Company has taken to use the Glass Ceiling Commission Report and management's recommendations flowing from it.

(2) Company-wide policies addressing leadership development, employee mentoring, workforce diversity initiatives and family friendly programs.

(3) Explanations of how executive compensation packages and performance evaluations integrate Company efforts in breaking the glass ceiling.

(4) The top one hundred or one percent of Company wage earners broken down by gender.

                             STOCKHOLDER'S STATEMENT

The term "glass ceiling" was first used in a 1985 Wall Street Journal article to describe an artificial barrier to the advancement of women into corporate management positions. Senator Robert Dole introduced the Glass Ceiling Act, as part of Title II of the Civil Rights Act of 1991. President Bush signed the 1991 Civil Rights Act establishing a bipartisan twenty-nine member Glass Ceiling Commission. The Commission was charged with preparing recommendations on the glass ceiling issue for the President and corporate leaders.

In 1991, then Secretary of Labor Lynn Martin completed the Glass Ceiling Initiative Report. Senator Dole praised the report, "[this] confirm[s] what many of us have suspected all along--the existence of invisible, artificial barriers blocking women and minorities from advancing up the corporate ladder to management and executive level positions" and "for this Senator, the issue boils down to ensuring equal access and equal opportunity."

Chairperson of the Glass Ceiling Commission Robert Reich stated, "The glass ceiling is not only an egregious denial of social justice that affects two-thirds of the population, but a serious economic problem that takes a huge financial toll on American business." And ". . . we need to attract and retain the best, most flexible workers and leaders available, for all levels of the organization."

The stated vision of the Glass Ceiling Commission is "a national corporate leadership fully aware that shifting demographics and economic restructuring make diversity at management and decision making levels a prerequisite for the long term success of the United States in domestic and global market places." The report revealed that women made up 47.5 percent of the total workforce and earned over half of all Masters degrees, yet 95 percent of senior-level managers remain men. Women today earn about $.72 for every dollar earned by men.

The Glass Ceiling Commission Report, released in 1995, confirms inclusiveness in the workplace has had a positive impact on the bottom line. A 1993 study of the Standard and Poor 500 companies revealed, ". . . firms that succeed in shattering their own glass ceiling racked up stock-market records that were really two and one half times better than otherwise comparable companies."

We believe top management positions should more closely reflect the people in the workforce and marketplace if our Company is going to remain competitive.

                       POSITION OF THE BOARD OF DIRECTORS
                             THE BOARD OF DIRECTORS
                            RECOMMENDS THAT YOU VOTE
                            "AGAINST" THIS PROPOSAL.

DuPont shares a commitment to diversity in the composition of its workforce. This commitment is grounded in the knowledge that diversity makes DuPont a better, more competitive company. DuPont recognizes that a diverse workforce generates diverse thinking and new and different perspectives, which result in the innovative products and services the Company offers.

DuPont has long been considered a leader in the area of workplace diversity and its efforts have been well publicized. In addition, the Company has earned international recognition for its pioneering race and gender awareness programs, recruitment efforts, mentoring and leadership development initiatives, and policies for working parents.

In the past year alone, the Company was recognized by nine national and global organizations for progressive practices related to workplace diversity and flexibility. The National Association for Female Executives, for example, included DuPont in its 2003 Top 30 Companies for Executive Women, a list identifying companies that are making extraordinary efforts in advancing women to senior leadership positions.

The Company has made continuing steady progress in recruiting, hiring, developing and promoting white women and people of color. DuPont remains committed to further enhancement and expansion of these efforts.

DuPont routinely performs comprehensive analyses of salaries to ensure pay equity in terms of gender and race so that women and people of color receive salaries equal to those of white males doing the same work. These analyses will continue to be done on a periodic basis to ensure the equity of the Company's pay systems.

The composition of the Company's workforce, and DuPont's sustained commitment to diversity and pay equity are evidence of the effectiveness of the Company's efforts to ensure fair treatment of all individuals in hiring, retention, compensation and advancement. The Board therefore believes that the Company has addressed and continues to address the objectives of the proposal.

For more information about DuPont and its people, please visit www.peoplediversity.dupont.com.


                                  OTHER MATTERS

The Board of Directors knows of no other proposals that may properly be presented for consideration at the meeting but, if other matters do properly come before the meeting, the persons named in the proxy will vote your shares according to their best judgment.

                                  APPENDIX "A"

                      E. I. DU PONT DE NEMOURS AND COMPANY

                             AUDIT COMMITTEE CHARTER

I. PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to


o Monitoring the quality, reliability and integrity of the Company's external financial reporting process;


o The adequacy of the Company's internal controls particularly with respect to the Company's compliance with legal and regulatory requirements and corporate policy; and


o The independence and performance of the Company's independent accountants, who shall be ultimately accountable to the Audit Committee and the Board of Directors.


II. RESPONSIBILITIES

      The Audit Committee's responsibilities shall include:

o Subject to shareholder approval, nominating, employing and replacing the independent accountants to audit the financial statements of the Company;

o Pre-approving all audit and permitted non-audit related services, including the fees related to the provision of such services, to be performed by the Company's independent accountants;

o Reviewing and appraising the audit efforts of the Company's independent accountants;

o Ensuring that the independent accountants submit, at least annually, to the Audit Committee a formal, written statement delineating all relationships between the independent accountants and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants. As appropriate, the Audit Committee shall recommend that the Board of Directors take appropriate action in response to the independent accountants' report to satisfy itself of their independence;

o Reviewing with management and the independent accountants the audited financial statements to be included in the Company's Annual Report on Form 10-K. Such review shall include discussing with the independent accountants those matters required to be discussed under generally accepted auditing standards;

o Reviewing with management and the independent accountants the Company's financial information to be included in its quarterly reports on Form 10-Q prior to filing such reports with the Securities and Exchange Commission. Such review shall include discussing with the independent accountants those matters required to be discussed under generally accepted auditing standards. The Chair of the Audit Committee, or the Chair's designee, may represent it for the purposes of the review with management and the independent accountants;

o Reviewing and appraising the audit efforts of the Company's Internal Audit organization;

o Meeting with management periodically to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

o  Approving the appointment or removal of the Vice President and General
   Auditor;

o Providing an open avenue of communication among and individually with the independent accountants, financial and senior management, the Internal Audit organization, and the Board of Directors, and taking appropriate actions resulting from this interaction;

o Reviewing and assessing the adequacy of this Charter on an annual basis and recommending changes, if any, to the Board of Directors; and

o  Conducting an annual performance evaluation of the Audit Committee.


III. COMPOSITION

      The Audit Committee shall be comprised of at least three independent directors. All of the members of the Audit Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All of the members of the Audit Committee shall be financially literate or become so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Committee shall possess, in the judgment of the Board, experience and expertise in accounting or financial management.

      The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board. The members of the Audit Committee shall serve until their successors shall be duly elected and qualified.

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise it. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent accountants to attend a meeting of or to meet with any members of, or consultants to, the Audit Committee.


IV. MEETINGS

      The Committee shall meet at least four times annually. As part of its job to foster open communication, the Committee shall meet at least annually with management, the Vice President and General Auditor and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.


V. LIMITATION OF DUTIES

      While the Audit Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

                                  APPENDIX "B"

                      E. I. DU PONT DE NEMOURS AND COMPANY

                         COMPENSATION COMMITTEE CHARTER

I. PURPOSE

      The primary purpose of the Compensation Committee is to:

o Discharge the responsibilities of the Company's Board of Directors relating to compensation of the Company's executive employees;

o Produce an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with applicable rules and regulations; and

o Oversee the succession planning process and personal development for key positions.


II. RESPONSIBILITIES

      The Compensation Committee's responsibilities shall include:

o Establishment of the executive compensation policy for the Company consistent with corporate objectives and shareholder interests;

o Evaluation of the performance of the Chief Executive Officer against Board-approved goals and objectives;

o Recommendation to the Board regarding the compensation for the Chief Executive Officer;

o  Review and approval of employment arrangements with executive officers;

o Recommendation to the Board regarding the compensation for nonemployee directors;

o Administration of grants under the Company's compensation plans, including recommendation to the Board with respect to variable compensation and equity-based plans;

o Assessment of key leadership talent and monitoring succession planning, development and retention of key current and future leaders;

o  Oversight of the Chief Executive Officer succession planning process; and

o  Annual performance evaluation of the Compensation Committee.

      In carrying out these responsibilities, the Compensation Committee may

o Take appropriate action to authorize the issuance of DuPont common stock pursuant to provisions of the Company's compensation and benefit plans;

o Retain or replace trustees under the Company's benefit plans and take such other actions as may be required by the Company's compensation and benefit plans, related trust agreements or other plan documents;

o Retain any consultant that the Committee considers appropriate and approve related fees and other retention terms; and

o Request any officer or employee of the Company or the Company's outside counsel to attend a meeting of or to meet with any members of, or consultants to, the Compensation Committee.


III. COMPOSITION

      The Compensation Committee shall be comprised of at least three independent directors, each of whom shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

      The members of the Compensation Committee shall be elected by the Board at the annual organizational meeting of the Board. The members of the Compensation Committee shall serve until their successors shall be duly elected and qualified.


IV. MEETINGS

      The Committee shall meet at least three times annually. The Committee may at its discretion meet with or without management, and with or without any compensation consultant retained by the Committee, in separate executive sessions to discuss any matters that the Committee, management or the compensation consultant believe should be discussed privately.

                                  APPENDIX "C"

                      E. I. DU PONT DE NEMOURS AND COMPANY

                     CORPORATE GOVERNANCE COMMITTEE CHARTER

I. PURPOSE
      The primary purpose of the Corporate Governance Committee is to:

o Identify individuals qualified to become Board members and recommend to the Board nominees for election as directors of the Company, including nominees whom the Board proposes for election as directors at the annual meeting; and

o Develop and recommend to the Board a set of corporate governance principles for the Company.


II. RESPONSIBILITIES

      The Corporate Governance Committee's responsibilities shall include:

o Selection of new directors who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders;

o Review and recommendation to the Board on the size, composition and organization of the Board and its committees; directorship policies and practices; Board operations; and associated matters of corporate governance, including committee charters;

o  Guidance on directors continuing education;

o  Oversight of the evaluation of the Board and its effectiveness; and

o  Annual performance evaluation of the Corporate Governance Committee.

      In carrying out these responsibilities, the Corporate Governance Committee may

o Consult with the Chairman and Chief Executive Officer in developing recommendations to the Board on potential nominees for election to the Board and such other matters as the Committee considers appropriate; and

o Retain any search firm that the Committee considers appropriate to be used to identify director candidates, and approve related fees and retention terms of such firm.


III. COMPOSITION

      The Corporate Governance Committee shall be comprised of independent directors, each of whom shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

      The members of the Corporate Governance Committee shall be elected by the Board at the annual organizational meeting of the Board. The members of the Corporate Governance Committee shall serve until their successors shall be duly elected and qualified.


IV. MEETINGS

      The Committee shall meet at least three times annually. The Committee may at its discretion meet with or without management, and with or without any search firm retained by the Committee, in separate executive sessions to discuss any matters that the Committee, management or the search firm believe should be discussed privately.

                        DIRECTIONS TO THE DUPONT THEATRE


FROM PHILADELPHIA ON I-95 SOUTH

1. Follow I-95 South to Wilmington.

2. From right lane take Exit 7A marked "52 South, Delaware Ave."

3. Follow exit road (11th Street) marked "52 South, Business District."

4. Continue on 11th Street bearing left through Delaware Avenue intersection to parking.

5. The DuPont Theatre is in the Hotel du Pont Building.


FROM BALTIMORE ON I-95 NORTH

1. Follow I-95 North to Wilmington Exit 7 marked "Route 52, Delaware Avenue."

2. From right lane take Exit 7 onto Adams Street.

3. At the third traffic light on Adams Street, turn right onto 11th Street.

4. Follow 11th Street marked "52 South, Business District," bearing left through Delaware Avenue intersection to parking.

5. The DuPont Theatre is in the Hotel du Pont Building.


                              Downtown Wilmington

                                  [Map omitted]


 To reach Wilmington by train, please call AMTRAK at 800-872-7245 for Northeast
       Corridor service or SEPTA at 302-652-3278 for local train service.


                                 www.dupont.com

[DuPONT LOGO]           PROXY / VOTING INSTRUCTION CARD
                      E. I. DU PONT DE NEMOURS AND COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

P     The undersigned hereby appoints C. J. Crawford,  C. O. Holliday,  Jr., and
R C. M. Vest, or any of them, each with power of substitution, as proxies O for the undersigned to vote all shares of Common Stock of said Company X which the undersigned is entitled to vote at the Annual Meeting of Y Stockholders to be held on April 30, 2003, and any adjournments thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given.

      As described on page 1 of the proxy statement, this proxy also provides voting instructions for shares held for the account of the undersigned in certain employee savings plans. A trustee for each plan will vote these shares as directed provided your voting instruction is received by April 24, 2003. A TRUSTEE FOR AN EMPLOYEE SAVINGS PLAN MAY VOTE IN ITS
      DISCRETION ALL SHARES HELD IN THE PLAN FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED. OTHER SHARES OWNED BY YOU WILL BE VOTED ONLY IF YOU SIGN AND RETURN A PROXY CARD, VOTE BY INTERNET OR TELEPHONE, OR ATTEND THE MEETING AND VOTE BY BALLOT.

      ON MATTERS FOR WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Nominees for the Election of Directors are:

01. A. J. P. Belda       08. L. D. Juliber        (Change of Address/Comments)
02. R. H. Brown          09. G. Lindahl
03. C. J. Crawford       10. M. Naitoh          --------------------------------
04. L. C. Duemling       11. W. K. Reilly
05. E. B. du Pont        12. H. R. Sharp, III   --------------------------------
06. C. O. Holliday, Jr.  13. C. M. Vest
07. D. C. Hopkins                               --------------------------------

                                                --------------------------------
                                                (If  you  have  written  in  the
                                                above  space,  please  mark  the
                                                corresponding box on the reverse
                                                side of this card)

   Your shares will not be voted unless you vote by Internet or telephone as described on the reverse side, or sign and return this card.

--------------------------------------------------------------------------------
    ^ FOLD AND DETACH HERE -- IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL ^


                            E. I. DU PONT DE NEMOURS
                                  AND COMPANY


                         ANNUAL MEETING OF STOCKHOLDERS


                                 APRIL 30, 2003
                                   10:30 A.M.


                               The DuPont Theatre
                                DuPont Building
                               1007 Market Street
                              Wilmington, Delaware

[X]  PLEASE MARK YOUR                                                |
     VOTES AS IN THIS                                                | 2185
     EXAMPLE.                                                        +------

 WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN.
                            IF NO DIRECTION IS MADE,
 THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3 AND 4.

-----------------------------------------------------------------------------  -----------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" BOARD PROPOSALS 1 AND 2.           THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                                                                   "AGAINST" THE FOLLOWING STOCKHOLDER PROPOSALS.
-----------------------------------------------------------------------------  -----------------------------------------------------

                    FOR  WITHHELD                      FOR   AGAINST ABSTAIN                                FOR   AGAINST ABSTAIN
1. On Election      [_]    [_]     2. On Ratification  [_]     [_]     [_]        3. On Directors' Board    [_]     [_]     [_]
   of Directors.                      of Accountants                                 Service
   (see reverse)
                                                                                  4. On Employment          [_]     [_]     [_]
                                                                                     Matters

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, SPECIFY NAME BELOW:

----------------------------------
-----------------------------------------------------------------------------  -----------------------------------------------------

                                                                                                            Send Annual
                                                                                                            Meeting Ticket       [_]


                                                                                                            Discontinue Annual
                                                                                                            Report Mailings for  [_]
                                                                                                            this Account


                                                                                                            Change of
                                                                                                            Address/Comments     [_]


SIGNATURE (S) _________________________________________________ DATE____________

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.

--------------------------------------------------------------------------------

                         VOTE BY INTERNET OR TELEPHONE

                  QUICK & EASY - 24 HOURS A DAY, 7 DAYS A WEEK

DuPont encourages stockholders to take advantage of two cost-effective and convenient alternatives to vote your shares -- by Internet or telephone.

    ------------------------------------------------------------------------
      Log onto the Internet and type: http://www.eproxyvote.com/dd
    ------------------------------------------------------------------------

    o Have this proxy form ready and follow the simple instructions on the web site.

    o You will be able to elect to access future Annual Meeting proxy materials via the Internet.

    ------------------------------------------------------------------------
      On a touch tone phone, call toll-free 1-877-779-8683 and you will hear these instructions:
    ------------------------------------------------------------------------

    o  Enter the last four digits of your social security number; and

    o Enter the control number from the box above (just below the perforation on the proxy card).

    o  You will then have two options:

       OPTION 1: to vote as the Board of Directors recommends for all proposals; or

       OPTION 2: to vote on each proposal separately.

    o Your vote will be repeated to you and you will be asked to confirm it.

INTERNET OR TELEPHONE VOTING PROVIDES THE SAME AUTHORIZATION TO VOTE YOUR SHARES AS IF YOU MARKED, SIGNED, DATED AND RETURNED THE PROXY/VOTING INSTRUCTION CARD. IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

                           THANK YOU FOR VOTING.

                      E. I. du Pont de Nemours and Company

                         2003 Telephone Voting Script

                  -------------------------------------------
                  Toll Free: 1-877-PRX-VOTE or 1-877-779-8683
                  -------------------------------------------


1. Welcome to the electronic voting system. Please have your proxy card or voting instruction sheet or ballot available before voting.

2. Enter the Voter Control Number as it appears on the card followed by the pound sign.

3.   One moment please while we verify your information.

4. Enter the last four digits of the U.S. Social Security number or the U.S. taxpayer identification number for this account followed by the pound sign.

5.   The company that you are voting is E. I. du Pont de Nemours and Company.

6. Your vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote according to the instructions at the meeting of the stockholders.

7. To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. If you wish to vote on one proposal at a time, press 2.

          If 1, go to PLAYBACK.

          If 2, go to 8.

8. Item #1. To vote for all nominees, press 1. To withhold from all nominees press 2. To withhold from individual nominees press 3.

          If 1, go to 9.

          If 2, go to 9.

          If 3. go to DIRECTOR EXCEPTION.

       ----------------------------------------------------------------
       DIRECTOR EXCEPTION

       Enter the 2-digit number next to the nominee from whom you would like to withhold your vote followed by the pound key. Or if you have completed voting on directors, press the pound key again.

            If pound key entered twice, go to the next item.

            If valid nominee number, go to NEXT NOMINEE.

       NEXT NOMINEE

       To withhold your vote from another nominee, enter the 2-digit number next to the nominee followed by the pound key, or if you have completed voting on directors press the pound key again.

            If pound key entered twice, got to the next item.

            If valid nominee number, go to NEXT NOMINEE.

       INVALID NOMINEE NUMBER

            You have entered an invalid nominee number.

            {Go to NEXT NOMINEE.}
       ----------------------------------------------------------------

9. Item #2. To vote for, press 1; against, press 2; to abstain, press 3. If 1, go to 10.
          If 2, go to 10.
          If 3, go to 10.

10. Item #3. To vote for, press 1; against, press 2; to abstain, press 3. If 1, go to 11.
          If 2, go to 11.
          If 3, go to 11.

11. Item #4. To vote for, press 1; against, press 2; to abstain, press 3. If 1, go to 12.
          If 2, go to 12.
          If 3, go to 12.

12. If you would like us to send you an Annual Meeting Admission Ticket, press 1. If not, press 2.
          If 1, go to 13.
          If 2, go to 13.

13. If you would like to discontinue mailing an annual report to this account, press 1. If not, press 2.
          If 1, go to 14.
          If 2, go to 14.

14.  You have cast your vote as follows:

        -----------------------------------------------------------------
        PLAYBACK {Playback the appropriate vote for this proxy card.}
        =================================================================
        DEFAULT PLAYBACK

        You have voted in the manner recommended by the Board of Directors.

        DIRECTOR PROPOSAL PLAYBACK

        VOTED FOR ALL NOMINEES: Item #. You have voted for all nominees.

        WITHHOLD FROM ALL NOMINEES: Item #. You have voted to withhold your vote from all nominees.

        WITHHOLD FROM INDIVIDUAL NOMINEES: Item #. You have voted for all nominees except for the following nominee numbers.

        FOR/AGAINST/ABSTAIN PROPOSAL PLAYBACK

        Item # {For | Against | Abstain}
        -----------------------------------------------------------------


15.  To confirm your vote, press 1. To cancel your vote, press 2.
          If 1, go to 17.
          If 2, go to 16.

16. Your vote has been cancelled. If you wish to vote this card or another card, press 1. Otherwise, please hang up and mark, sign, and return your card in the envelope provided. Thank you for calling.

17. You vote has been successfully recorded. It is not necessary for you to mail your card. If you wish to vote another card or change your vote, press
     1. Otherwise, please hang up. Thank you for voting.


        -----------------------------------------------------------------
        INVALID CONTROL NUMBERS
        We are unable to authenticate the information that you entered.

        NO KEY PRESSED
        Go to the same item (repeat three times); otherwise, go to ERROR.

        INVALID NUMBER
        Go to the same item (repeat three times); otherwise, go to ERROR.
        -----------------------------------------------------------------

        -----------------------------------------------------------------

        ERROR

        We are unable to process your request at this time. Thank you for calling.

             {Call ends.}
        -----------------------------------------------------------------

VOTE BY NET
[DUPONT LOGO]
  The miracles of science

WELCOME!

Name Line

Address Line

City, State Zip Line


DELIVERY PREFERENCE

Select how you would like to receive your future annual meeting materials:

     [_]  Postal mail -or-

     [_]  Electronically (VIEW TERMS AND CONDITIONS FOR ELECTRONIC DELIVERY).

          E-mail address (e.g., name@xyz.com)        [                         ]

          Enter e-mail address again for validation  [                         ]

VOTE BY NET
[DUPONT LOGO]
  The miracles of science

PROXY / VOTING INSTRUCTIONS CARD

E. I. DU PONT DE NEMOURS AND COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints C. J. Crawford, C. O. Holliday, Jr., and C. M. Vest, or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 30, 2003, and any adjournments thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given.

As described on page 1 of the proxy statement, this proxy also provides voting instructions for shares held for the account of the undersigned in certain employee savings plans. A trustee for each plan will vote these shares as directed provided your voting instruction is received by April 24, 2003. A TRUSTEE FOR AN EMPLOYEE SAVINGS PLAN MAY VOTE IN ITS DISCRETION ALL SHARES HELD IN THE PLAN FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED. OTHER SHARES OWNED BY YOU WILL BE VOTED ONLY IF YOU SIGN AND RETURN A PROXY CARD, VOTE BY INTERNET OR TELEPHONE, OR ATTEND THE MEETING AND VOTE BY BALLOT.

On matters for which you do not specify a choice, your shares will be voted in accordance with the recommendation of the Board of Directors.

E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE:

     "FOR" ALL NOMINEES
     "FOR" PROPOSAL 2
     "AGAINST" PROPOSAL 3
     "AGAINST" PROPOSAL 4

Check this box to cast your vote in accordance with the recommendations of
E. I. du Pont de Nemours and Company Directors:                              [_]


E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "FOR" ALL NOMINEES.

1. Election of Directors      [_] FOR ALL NOMINEES,         [_] WITHHOLD AS TO
                                  EXCEPT AS NOTED BELOW         ALL NOMINEES

                [_] A. J. P. Belda   [_] R. H. Brown     [_] C. J. Crawford
                [_] L. C. Duemling   [_] E. B. du Pont   [_] C. O. Holliday, Jr.
                [_] D. C. Hopkins    [_] L. D. Juliber   [_] G. Lindahl
                [_] M. Naitoh        [_] W. K. Reilly    [_] H. R. Sharp, III
                [_] C. M. Vest

E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "FOR"
PROPOSAL 2.

     2.   On Ratification of Accountants     [_] FOR   [_] AGAINST   [_] ABSTAIN

E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "AGAINST" PROPOSAL 3.

     3.   On Directors' Board Service        [_] FOR   [_] AGAINST   [_] ABSTAIN

E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "AGAINST" Proposal 4.

     4.   On Employment Matters              [_] FOR   [_] AGAINST   [_] ABSTAIN



IF APPLICABLE, CLICK THE OPTIONS BOX:         [_] Send Annual Meeting Ticket

                                              [_] Discontinue Annual Report
                                                  Mailings for this Account


To cast your vote please click "Submit".
(NOTE: Your vote will not be counted until you click "Submit".)

                                                                    VOTE
                                                                 ----------
                                                                 B Y  N E T


[DUPONT LOGO]
  The miracles of science

Name Line

Address Line

City, State Zip Line

CONTROL NUMBER:

CONFIRMATION NUMBER:

DATE:

Thank you for using EquiServe's Vote-By-Net facility.


STEP 3: SUMMARY OF YOUR VOTE

Your vote was recorded by EquiServe as follows:

     1.   Election of Directors

     2.   On Ratification of Accountants

     3.   On Directors' Board Service

     4.   On Employment Matters

Please keep a copy for your records. To change your vote click "Back".

To change your address or provide a comment click "Options".

You can now VOTE ANOTHER BALLOT or go to E. I. DU PONT DE NEMOURS AND COMPANY HOMEPAGE or click "Finish" to exit to EquiServe Homepage.